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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                              THE NEW ALGAE COMPANY
                      dba Cell Tech, an Oregon corporation

                             THE NEW EARTH COMPANY,
                              an Oregon corporation

                                       and

                             COAST BUSINESS CREDIT,
                      a division of Southern Pacific Bank,
                            a California corporation

                            Dated as of June 21, 1999

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Coast Business Credit                                Loan and Security Agreement
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                               Table of Contents
                               -----------------
                                                                            Page
                                                                            ----
1.    DEFINITIONS ...........................................................  1
           Account Debtor ...................................................  1
           "Advances" .......................................................  1
           Affiliate ........................................................  1
           Audit ............................................................  1
           Borrower .........................................................  1
           Borrower's Address ...............................................  1
           Business Day .....................................................  1
           Change of Control ................................................  1
           Closing Date .....................................................  2
           Coast ............................................................  2
           Code .............................................................  2
           Collateral .......................................................  2
           Collections ......................................................  2
           Credit Limit .....................................................  2
           Debt .............................................................  2
           Debt Service Coverage Ratio ......................................  2
           Default ..........................................................  2
           Deposit Account ..................................................  2
           Dollars or $ .....................................................  2
           Early Termination Fee ............................................  2
           EBITDA ...........................................................  2
           Eligible Inventory ...............................................  2
           Eligible Wholesale Receivables ...................................  2
           Equipment ........................................................  4
           Equipment Acquisition Loans ......................................  4
           Event of Default .................................................  4
           GAAP .............................................................  4
           General Intangibles ..............................................  4
           Gross Collections ................................................  4
           Guarantors .......................................................  4
           Inventory ........................................................  4
           Inventory Loans ..................................................  4
           Loan Documents ...................................................  4
           Loans ............................................................  4
           Material Adverse Effect ..........................................  4
           Maturity Date ....................................................  5
           Maximum Dollar Amount ............................................  5
           Minimum Monthly Interest .........................................  5
           Net Collections ..................................................  5
           Network Marketing Customer Base ..................................  5
           Network Marketing Customers ......................................  5
           Obligations ......................................................  5
           Permitted Liens ..................................................  5
           Person ...........................................................  6
           Prime Rate .......................................................  6
           Real Property ....................................................  6
           Receivable Loans .................................................  6
           Receivables ......................................................  6
           Renewal Date .....................................................  6
           Renewal Fee ......................................................  6
           Solvent ..........................................................  6
           Tangible Net Worth ...............................................  6
           Term Loan ........................................................  7
           Wholesale Receivables ............................................  7
           Year 2000 Problem ................................................  7
           Other Terms ......................................................  7

2.    CREDIT FACILITIES .....................................................  7
      2.1  Loans ............................................................  7

3.    INTEREST AND FEES .....................................................  7
      3.1  Interest .........................................................  7
      3.2  Fees .............................................................  7

4.    SECURITY INTEREST .....................................................  7

5.    CONDITIONS PRECEDENT ..................................................  7
      5.1   Status of Accounts at Closing ...................................  7
      5.2   Minimum Availability ............................................  7
      5.3   Landlord Waiver .................................................  7
      5.4   Real Property ...................................................  8
      5.5   Executed Agreement ..............................................  8
      5.6   Opinion of Borrower's, Guarantors', Klamath's and
            Humascan's Counsel ..............................................  8
      5.7   Priority of Coast's Liens .......................................  8
      5.8   Insurance .......................................................  8
      5.9   Borrower's Existence ............................................  8
      5.10  Organizational Documents ........................................  8
      5.11  Taxes ...........................................................  8
      5.12  Year 2000 Problem Assessment Certificate ........................  8
      5.13  Due Diligence ...................................................  8
      5.14  Other Documents and Agreements ..................................  8
      5.15  Blocked Account Agreements ......................................  9
      5.16  Minimum Tangible Net Worth ......................................  9
      5.17  Certificates of Title ...........................................  9
      5.18  Equipment Review ................................................  9
      5.19  Management Background Checks ....................................  9


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      5.20  Review of Nature Conservancy Liens .............................  9
      5.21  Real Estate Appraisals and Phase I's ............................  9
      5.22  Humanascan to be Publicly Traded ................................  9
      5.23  IRS Subordination ...............................................  9
      5.24  Continuing Guarantees and Financial Statements ..................  9
            5.25  The Nature Conservancy ....................................  9
            5.26  Assignment of Canal Leases/Licenses ....................... 10
            5.27  Bailee Letters ............................................ 10

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER ............. 10
      6.1   Existence and Authority ......................................... 10
      6.2   Name; Trade Names and Styles .................................... 10
      6.3   Place of Business; Location of Collateral ....................... 10
      6.4   Title to Collateral; Permitted Liens ............................ 11
      6.5   Maintenance of Collateral ....................................... 11
      6.6   Books and Records ............................................... 11
      6.7   Financial Condition, Statements and Reports ..................... 11
      6.8   Tax Returns and Payments; Pension Contributions ................. 11
      6.9   Compliance with Law ............................................. 11
      6.10  Litigation ...................................................... 11
      6.11  Use of Proceeds ................................................. 11
      6.12  Year 2000 Compliance ............................................ 11

7.    RECEIVABLES AND COLLECTIONS ........................................... 12
      7.1   Representation Relating to Receivables and Collections .......... 12
      7.2   Representations Relating to Documents and Legal Compliance ...... 12
      7.3   Schedules and Documents Relating to Receivables and Collections . 12
      7.4   Collection of Receivables and Collections ....................... 12
      7.5   Remittance of Proceeds .......................................... 12
      7.6   Disputes ........................................................ 13
      7.7   Returns ......................................................... 13
      7.8   Verification .................................................... 13
      7.9   No Liability .................................................... 13

8.    ADDITIONAL DUTIES OF THE BORROWER ..................................... 13
      8.1   Financial and Other Covenants ................................... 13
      8.2   Insurance ....................................................... 13
      8.3   Reports ......................................................... 14
      8.4   Access to Collateral, Books and Records ......................... 14
      8.5   Negative Covenants .............................................. 14
      8.6   Litigation Cooperation .......................................... 15
      8.7   Further Assurances .............................................. 15

9.    TERM .................................................................. 15
      9.1   Maturity Date ................................................... 15
      9.2   Early Termination ............................................... 15
      9.3   Payment of Obligations .......................................... 15

10.   EVENTS OF DEFAULT AND REMEDIES ........................................ 15
      10.1  Events of Default ............................................... 15
      10.2  Remedies ........................................................ 17
      10.3  Standards for Determining Commercial Reasonableness ............. 18
      10.4  Power of Attorney ............................................... 18
      10.5  Application of Proceeds ......................................... 19
      10.6  Remedies Cumulative ............................................. 20

11.   GENERAL PROVISIONS .................................................... 20
      11.1  Interest Computation ............................................ 20
      11.2  Application of Payments ......................................... 20
      11.3  Charges to Accounts ............................................. 20
      11.4  Monthly Accountings ............................................. 20
      11.5  Notices ......................................................... 20
      11.6  Severability .................................................... 21
      11.7  Integration ..................................................... 21
      11.8  Waivers ......................................................... 21
      11.9  No Liability for Ordinary Negligence ............................ 21
      11.10 Amendment ....................................................... 21
      11.11 Time of Essence ................................................. 21
      11.12 Attorneys Fees, Costs and Charges ............................... 21
      11.13 Benefit of Agreement ............................................ 22
      11.14 Publicity ....................................................... 22
      11.15 Paragraph Headings; Construction ................................ 22
      11.16 Governing Law; Jurisdiction; Venue .............................. 22
      11.17 Mutual Waiver of Jury Trial ..................................... 22

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                          Coast

                          Loan and Security Agreement

BORROWER:                    THE NEW ALGAE COMPANY
                             DBA CELL TECH,
                             AN OREGON CORPORATION

ADDRESS:                     1300 MAIN STREET
                             KLAMATH FALLS, OREGON 97601

BORROWER:                    THE NEW EARTH COMPANY,
                             AN OREGON CORPORATION

ADDRESS:                     1300 MAIN STREET
                             KLAMATH FALLS, OREGON 97601

DATE:                        JUNE 21, 1999

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "Account Debtor" means the obligor on a Receivable or General Intangible.

     "Advances" means the Loans described in Section 2(b) of the Schedule.

     "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "Audit" means to inspect, audit and copy Borrower's books and records and the Collateral.

     "Borrower" has the meaning set forth in the introduction to this Agreement.

     "Borrower's Address" has the meaning set forth in the introduction to this Agreement.

     "Business Day" means a day on which Coast is open for business.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within


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the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) (other than the current holders of the ownership interests in any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than twenty percent (20%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.

     "Closing Date" date of the initial funding under this Agreement.

     "Coast" has the meaning set forth in the introduction to this Agreement.

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "Collateral" has the meaning set forth in Section 4 hereof.

     "Collections" means those collections of Borrower including, but not limited to, collections arising from the following: the Network Marketing Customer Base of Borrower or from other Borrower sales.

     "Credit Limit" means the maximum amount of Loans that Coast may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

     "Debt" means, as of the date of determination, the sum, but without duplication, of any and all of Borrower's: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Borrower (directly or indirectly) for or in respect of money borrowed; (ii) obligations for the deferred purchase price of property or services.

     "Debt Service Coverage Ratio" means the ratio, in any fiscal quarter, whose numerator is EBITDA minus cash capital expenditures minus cash tax expenses, and whose denominator is all principal payments on Debt plus all interest payments on Debt plus all capital lease payments.

     "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "Deposit Account" has the meaning set forth in Section 9105 of the Code.

     "Dollars or $" means United States dollars.

     "Early Termination Fee" means the amount set forth on the Schedule that Borrower must pay Coast if this Agreement is terminated by Borrower or Coast pursuant to Section 9.2 hereof.

     "EBITDA" means, in any fiscal period, Borrower's consolidated net income or net loss (other than extraordinary or non-recurring gains of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

     "Eligible Inventory" means Inventory which Coast, in its sole judgment, deems eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Coast's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of raw materials, work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Coast's duly perfected, first priority security interest; and (vi) is situated at one of the locations set forth on the Schedule.

     "Eligible Wholesale Receivables" means Wholesale Receivables arising in the ordinary course of Borrower's business from the sale of goods or


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rendition of services, which Coast, in its sole judgment exercised in good faith, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Eligible Wholesale Receivables shall not include the following:

     (a) Wholesale Receivables that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 30 days;

     (b) Wholesale Receivables owed by an Account Debtor or its Affiliates where twenty-five percent (25%) or more of all Wholesale Receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

     (c) Wholesale Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

     (d) Wholesale Receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

     (e) Wholesale Receivables, that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

     (f) Wholesale Receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Coast, with the Assignment of Claims Act, 31 U.S.C. section 3727), or (ii) any State of the United States (exclusive, however, of Wholesale Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

     (g) Wholesale Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Wholesale Receivables;

     (h) Wholesale Receivables with respect to an Account Debtor whose total obligations owing to Borrower exceed twenty percent (20%) of all Eligible Wholesale Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

     (i) Wholesale Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

     (j) Wholesale Receivables the collection of which Coast, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

     (k) Wholesale Receivables with respect to which the goods giving rise to such Wholesale Receivable have not been shipped and billed to the Account Debtor, the services giving rise to such Wholesale Receivable have not been performed and accepted by the Account Debtor, or the Wholesale Receivable otherwise does not represent a final sale;

     (l) Wholesale Receivables with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices as appropriate, for the then-current year, or is exempt from such filing requirement; and

     (m) Wholesale Receivables that represent progress payments or other advance billings that are


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due prior to the completion of performance by Borrower of the subject contract for goods or services.

     "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "Equipment Acquisition Loans" means the Loans described in Section 2(e) of the Schedule.

     "Event of Default" means any of the events set forth in Section 10.1 of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).


     "Gross Collections" means the gross collections of Borrower from the Network Marketing Customer Base.

     "Guarantors" means Daryl J. Kollman and Marta C. Kollman.

     "Humascan" means Humascan Inc., a Delaware corporation.

     "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "Inventory Loans" means the Loans described in Section 2(c) of the Schedule.

     "Investment Property" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

     "Klamath" means Klamath Cold Storage, Inc., an Oregon corporation.

     "Loan Documents" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

     "Loans" has the meaning set forth in Section 2.1 hereof.

     "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any


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guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

     "Maturity Date" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
9.1 and 9.2 hereof.

     "Maximum Dollar Amount" has the meaning set forth in Section 2 of the Schedule.

     "Minimum Monthly Interest" has the meaning set forth in Section 3 of the Schedule.

     "Net Collections" means the gross collections of Borrower from the Network Marketing Customer Base less commissions paid to Network Marketing Customer Base distributors.

     "Network Marketing Customer Base" means Borrower's customers who are distributors that have signed on Independent Distributor Agreement.

     "Network Marketing Customers" means distributors who have signed Independent Distributor Agreements entitling them to purchase product at wholesale cost for resale and for personal consumption.

     "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

     "Permitted Liens" means the following:

          (a) purchase money security interests in specific items of Equipment;

          (b) leases of specific items of Equipment;

          (c) liens for taxes not yet payable;

          (d) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

          (e) security interests being terminated substantially concurrently with this Agreement;

          (f) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

          (g) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

          (h) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

Coast will have the right to require, as a condition to its consent under clause
(d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in


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any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     "Person" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

     "Real Property" means: (1) Guarantor's real property located at: (i) 1340, 1350 and 1360 S. 6th Street, Klamath Falls, Oregon, (ii) 537 Northern Heights, Klamath Falls, Oregon, (iii) that certain 39.65 acres of raw land at Northern Heights, (iv) 2977 Century Court, Klamath Falls, Oregon, and (v) 1400 and 1410
S. 6th Street, Klamath Falls, Oregon; (2) Klamath's real property located at:
(i) 661 S. Spring Street, Klamath Falls, Oregon, and (ii) 254 Market Street, Klamath Falls, Oregon; and (3) additional properties that may secure Borrower's Obligations to Coast in the future.

     "Receivable Loans" means the Loans described in Section 2(a) of the Schedule.

     "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     "Renewal Date" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

     "Renewal Fee" means the fee that Borrower must pay Coast upon renewal of this Agreement pursuant to Section 9.1 hereof, in the amount set forth on the Schedule.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Tangible Net Worth" means consolidated Owner's equity, plus subordinated debt otherwise permitted hereunder, less, goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with GAAP.


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Coast Business Credit                                Loan and Security Agreement
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     "Term Loan" means the Loans described in Section 2(d) of the Schedule.

     "Wholesale Receivables" means Receivables owing from account debtors who are other than Network Marketing Customers.

     "Year 2000 Problem" means the risk that computer systems, software and applications used by a Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

     "Other Terms." All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2.   CREDIT FACILITIES.

     2.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts and in percentages to be determined by Coast in its good faith discretion, up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing. In addition, Coast may create reserves against or reduce its advance rates based upon Eligible Wholesale Receivables or Eligible Inventory or create reserves or reduce the Advance multiple then applicable to Net Collections without declaring a Default or an Event of Default if it determines that there has occurred a Material Adverse Effect.

3.   INTEREST AND FEES.

     3.1 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast Minimum Monthly Interest during the term of this Agreement with respect to the Receivable Loans, the Inventory Loans and the Advances in the amount set forth on the Schedule.

     3.2 Fees. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are deemed fully earned and are nonrefundable.

4.   SECURITY INTEREST.

     To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

5.   CONDITIONS PRECEDENT.

     The obligation of Coast to make the Loans is subject to the satisfaction, in the sole discretion of Coast, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

     5.1 STATUS OF ACCOUNTS AT CLOSING. No accounts payable shall be due and unpaid ninety (90) days past its due date except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided.

     5.2 MINIMUM AVAILABILITY. Borrower shall have minimum availability immediately following the initial funding in the amount set forth on the Schedule.

     5.3 LANDLORD WAIVER. Coast shall have received duly executed


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          (a) landlord waivers and access agreements in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and, when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any inventory or equipment.

          (b) warehouse waivers in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all warehouse locations where Borrower maintains any inventory or equipment.

     5.4 REAL PROPERTY. Coast shall have received duly executed mortgages and/or deeds of trust in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, in form for recording in the appropriate recording office, with respect to the Real Property. All mortgages and/or deeds of trust against the Real Property shall be in first lien position, except as otherwise agreed to by Coast, and Coast shall have obtained title insurance on each such mortgage and/or deed of trust insuring Coast's position in form, substance and amount and from a title company satisfactory to Coast.

     5.5 EXECUTED AGREEMENT. Coast shall have received this Agreement duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.6 OPINION OF BORROWER'S, GUARANTORS', KLAMATH'S AND HUMASCAN'S COUNSEL. Coast shall have received opinions of Borrower's, Guarantors', Klamath's and Humascan's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.7 PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

     5.8 INSURANCE. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 8.2 hereof, including lender's loss payee endorsements.

     5.9 BORROWER'S EXISTENCE. Coast shall have received copies of Borrower's articles of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

     5.10 ORGANIZATIONAL DOCUMENTS. Coast shall have received copies of Borrower's By-laws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

     5.11 TAXES. Coast shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.12 YEAR 2000 PROBLEM ASSESSMENT CERTIFICATE. Coast shall have received a certificate from the relevant officer of Borrower to the effect that, as the result of a comprehensive assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made to Borrower's material suppliers, vendors and customers, Borrower knows of no facts that would cause Borrower to reasonably believe that the Year 2000 Problem will cause a Material Adverse Effect.

     5.13 DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower.

     5.14 OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents as Coast may require in


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connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

     5.15 BLOCKED ACCOUNT AGREEMENTS. Coast shall have received evidence that all cash remittances of Borrower including, without limitation, remittances from First USA Merchant Services, Inc., shall be collected pursuant to one or more blocked account agreements in form and substance acceptable to Coast.

     5.16 MINIMUM TANGIBLE NET WORTH. Borrower's Tangible Net Worth shall be a no less than Twenty Seven Million Dollars ($27,000,000) on the closing Date.

     5.17 CERTIFICATES OF TITLE. Coast shall have received certificates of title for all of Borrower's motor vehicles which evidence Coast's first lien and security interest thereon, with said certificates of title to be in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.18 EQUIPMENT REVIEW. Coast shall have completed its review of Borrower's Equipment and shall have verified that no Equipment included in the appraisal of Borrower's Equipment is subject to a lien or security interest in favor of any Person other than Coast. The results of said review shall be acceptable to Coast in its sole and absolute discretion.

     5.19 MANAGEMENT BACKGROUND CHECKS. Coast shall have received the results of management background checks, including without limitation, TRWs, tax lien and litigation searches, LEXIS/NEXIS searches and such other due diligence as Coast may deem necessary on Marta Kollman, Daryl Kollman, John Neubauer and Robert Longo with said background checks to be satisfactory to Coast in its sole and absolute discretion.

     5.20 REVIEW OF NATURE CONSERVANCY LIENS. Coast shall have completed its review of the Nature Conservancy's liens against Borrower's assets to ensure:
(i) that the encumbered assets are unrelated to water rights pertaining to the harvesting of algae; and (ii) that the lien does not encumber any machinery, equipment, inventory or other assets integral to processing algae. The results of said review shall be acceptable to Coast in its sole and absolute discretion.

     5.21 REAL ESTATE APPRAISALS AND PHASE I's. Coast shall have received appraisals and Phase I's of the Real Property with the results of same to be acceptable to Coast in its sole and absolute discretion. In the event that the Real Property does not have an aggregate fair market value of at least $12,800,000, additional real property must be provided as Collateral until the aggregate value of the Real Property is at least $12,800,000.

     5.22 HUMASCAN TO BE PUBLICLY TRADED. Humascan, the holding company parent of Borrower, shall be a publicly traded company prior to the first advance of funds hereunder.

     5.23 IRS SUBORDINATION. Coast shall have received an agreement from the Internal Revenue Service ("IRS") wherein the IRS: (i) agrees to subordinate its liens against Daryl Kollman, Marta Kollman and/or Borrower upon the receipt of Five Million Five Hundred Thousand Dollars ($5,500,000), (ii) agrees to subordinate all past due income taxes, related penalties and interest owed by Daryl Kollman, Marta Kollman and/or Borrower, and (iii) agrees not to take any action against the assets of Daryl Kollman, Marta Kollman and/or Borrower which serve as Collateral for Borrower's Obligations to Coast. Said agreement shall be in form and substance acceptable to Coast in its sole and absolute discretion.

     5.24 CONTINUING GUARANTIES AND FINANCIAL STATEMENTS. Coast shall have received continuing guaranties from Guarantors, Klamath and Humascan and shall have received financial statements from Guarantors in form and substance acceptable to Coast in its sole and absolute discretion.

     5.25 THE NATURE CONSERVANCY. Coast shall have received a duly executed Intercreditor Agreement from The Nature Conservancy, in form and substance acceptable to Coast in its sole and absolute discretion, containing terms whereby The Nature Conservancy agrees to subordinate its lien in Borrower's assets which serve as Collateral for Borrower's Obligations to Coast.


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     5.26 ASSIGNMENT OF CANAL LEASES/LICENSES. Coast shall have received duly executed assignments and consents to assignments for Borrower's canal leases/licenses with the form and content of said assignments and consents to be acceptable to Coast in its sole and absolute discretion.

     5.27 BAILEE LETTERS. Coast shall have received duly executed bailee letters from third party processors who are from time to time in possession of Borrower's assets with the form and content of said assignments to be acceptable to Coast in its sole discretion.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     In order to induce Coast to enter into this Agreement and to make Loans, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

       6.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate
Borrower's articles of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

     6.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.


     6.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

6.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of,


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any lease of real property where any of the Collateral now or in the future may be located.

     6.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

     6.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

     6.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

     6.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and
(iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

     6.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

     6.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

     6.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     6.12 YEAR 2000 COMPLIANCE. As the result of a comprehensive review and assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made of Borrower's material suppliers, vendors and customers Borrower represents and warrants that the Year 2000 problem will not result in a Material Adverse Effect.


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7.   RECEIVABLES AND COLLECTIONS.

       7.1 REPRESENTATIONS RELATING TO RECEIVABLES AND COLLECTIONS. Borrower represents and warrants to Coast as follows: Each Receivable and all Advances with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation and collection of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

     7.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables and Collections are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable and Collection shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables and Collections are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

     7.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES AND COLLECTIONS. Borrower shall deliver to Coast via facsimile, unless otherwise directed by Coast, at such locations and at such intervals as Coast may request, transaction reports and loan requests, schedules of Receivables, and schedules of Collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables and Collections, nor shall Coast's failure to advance or lend against a specific Receivable or Collection affect or limit Coast's security interest and other rights therein. Loan requests received after lO:30 A.M. Los Angeles, California time, will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables or Collections, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables or Collections, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.

     7.4 COLLECTION OF RECEIVABLES AND COLLECTIONS. Borrower shall have the right to collect all Receivables and Collections, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables and Collections in trust for Coast, and Borrower shall deliver all such payments and proceeds to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables and Collections.

     7.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on


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disposition of Collateral set forth elsewhere in this Agreement.

     7.6 DISPUTES. Borrower shall notify Coast promptly of all disputes or claims relating to Receivables or Collections. Borrower shall not forgive (completely or partially), compromise or settle any Receivable or Collection for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (b) no Default or Event of Default has occurred and is continuing; and
(c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables or Collection.

     7.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Coast, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Coast's security interest, and (d) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

     7.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables and Collections, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose.

     7.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable or Collection, or for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable or Collection, or for settling any Receivable or Collection in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable or Collection. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

8.   ADDITIONAL DUTIES OF THE BORROWER.

     8.1 FINANCIAL AND 0THER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

     8.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to


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Coast copies of all reports made to insurance companies.

       8.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in Section 8 of the Schedule; and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

     8.4 ACCESS TO COLLATERAL BOOKS AND RECORDS. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits. Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement. Borrower shall also take all necessary steps to assure that its material accounting and software, systems and applications, and those of its accounting firm, service bureau or any other third party vendor or supplier, will, on a timely basis, adequately and completely address the Year 2000 Problem in all material respects.

     8.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent, do any of the following:

          (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

          (b) acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

          (c) enter into any other transaction outside the ordinary course of business;

          (d) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

          (e) store any Inventory or other Collateral with any warehouseman or other third party;

          (f) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

          (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

          (h) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

          (i) guarantee or otherwise become liable with respect to the obligations of another party or entity;

          (j) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

          (k) make any change in Borrower's capital structure which would have a Material Adverse Effect;

          (1) dissolve or elect to dissolve;


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          (m) transfer any funds to any Affiliate or Subsidiary except for rent payments in an amount not to exceed $60,000 per month; or

          (n) transfer or upstream any funds to Borrowers' parent Humascan Inc. except to the extent needed to pay for Humascan's: (i) SEC filings and, (ii) necessary administrative costs approved by Coast in its sole discretion;

          (o) modify, amend, waive or release any of the terms of its documents with Paymentech Merchant Services, Inc. (fka First USA Merchant Services, Inc.) without the prior written consent of Coast.

          Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

     8.6 LITIGATION COOPERATION. Should any third party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     8.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

9.   TERM.

     9.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than one hundred twenty (120) days prior to the Maturity Date or the next Renewal Date, that such party elects to terminate this Agreement effective on the Maturity Date or such next Renewal Date. If this Agreement is renewed under this Section 9.1, Borrower shall pay to Coast a Renewal Fee in the amount shown in Section 3 of the Schedule. The Renewal Fee shall be due and payable on the Renewal Date and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

     9.2 EARLY TERMINATION. This Agreement maybe terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Coast; or (b) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Coast under this
Section 9.2, Borrower shall pay to Coast an Early Termination Fee in the amount shown in Section 3 of the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

       9.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

10.  EVENTS OF DEFAULT AND REMEDIES.

     10.1 EVENTS OF DEFAULT The occurrence of any of the following events shall constitute an "Event of


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Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

          (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

          (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

          (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

          (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 7.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 above; or

          (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

          (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

          (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

             (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

          (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

          (j) Dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

          (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within thirty
(30) days after the date commenced; or

          (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

          (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

          (n) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the 0bligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

          (o) Except as permitted under Section 8.5(a), Borrower shall suffer or experience any Change of Control without Coast's prior written consent, which consent shall be in the discretion of


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Coast in the exercise of its reasonable business judgment; or

          (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

          (p) there shall be any Material Adverse Effect.

Coast may cease making any Loans or extending any credit hereunder during any of the above cure periods.

     10.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

          (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

          (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

          (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

               (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

               (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

               (iii) any requirement that coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

          (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

          (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Coast is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Coast's benefit;

          (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private


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Coast Business Credit                                Loan and Security Agreement
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disposition. Any sale or other disposition of Collateral shall not relieve
Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

          (g) Demand payment of, and collect any Receivables, Collections and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all Collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

          (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

          All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans and Advances. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

     10.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

          (a) Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

          (b) Notice of the sale describes the collateral in general, non-specific terms;

          (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

          (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m. Los Angeles, California time;

          (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

          (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

          Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

       10.4 POWER OF ATTORNEY. Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner:

          (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

          (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;


                                       18
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Coast Business Credit                                Loan and Security Agreement
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          (c) Execute on behalf of Borrower, any invoices relating to any
Receivable or Collection, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

          (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

          (e) Endorse all checks and other forms of remittances received by Coast;

          (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

          (g) Grant extensions of time to pay, compromise claims and settle Receivables, Collections and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

          (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

          (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

          (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

          (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

          Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans and Advances. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend, and hold Coast and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (ail the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     10.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons


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legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

     10.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

11.  GENERAL PROVISIONS.

     11.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and Collections and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations three (3) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM Los Angeles, California time, on any day shall be deemed received on the next Business Day. Coast shall be entitled to charge Borrower's account for such three (3) Business Days of "clearance" or "float" at the rate(s) set forth in Section 3 of the Schedule on all checks, wire transfers and other items received by Coast, regardless of whether such three (3) Business Days of "clearance" or "float" actually occur, and shall be deemed to be the equivalent of charging three (3) Business Days of interest on such collections. This across-the-board three (3) Business Day clearance or float charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of Coast's financing of Borrower. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

     11.2 APPLICATION OF PAYMENTS. Subject to Section 7.5 hereof, all payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

     11.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

     11.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

     11.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business


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Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

     11.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     11.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     11.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

     11.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

     11.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

     11.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     11.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited
to)

Coast Business Credit                                Loan and Security Agreement
--------------------------------------------------------------------------------



attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Coast may be entitled pursuant to this Agreement may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans and Advances.

     11.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations. Coast may assign its rights and delegate its duties hereunder without the consent of Borrower. Coast reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Coast's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Coast may disclose all documents and information which Coast now or hereafter may have relating to Borrower or Borrower's business. To the extent that Coast assigns its rights and obligations hereunder to a third Person, Coast thereafter shall be released from such assigned obligations to Borrower.

     11.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

     11.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

     11.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any Such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     11.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER

Coast Business Credit                                Loan and Security Agreement
--------------------------------------------------------------------------------



SOUNDING IN CONTRACT OR TORT OR
OTHERWISE.

BORROWER:

THE NEW ALGAE COMPANY
dba Cell Tech,
an Oregon corporation

By /s/ MARTA C. KOLLMAN
  ---------------------------------
       President or Vice President

By
  ----------------------------------
       Secretary or Ass't Secretary


THE NEW EARTH COMPANY,
an Oregon corporation

By /s/ MARTA C. KOLLMAN
  ---------------------------------
       President or Vice President

By
  ---------------------------------
       Secretary or Ass't Secretary



COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific Bank

By /s/ [SIGNATURE]
   ---------------------------------
       Title: Vice President

--------------------------------------------------------------------------------

          Coast

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:                  THE NEW ALGAE COMPANY DBA CELL TECH,
                           AN OREGON CORPORATION

ADDRESS:                   1300 MAIN ST.
                           KLAMATH FALLS, OREGON 97601

BORROWER:                  THE NEW EARTH COMPANY, AN OREGON CORPORATION

ADDRESS:                   1300 MAIN ST.
                           KLAMATH FALLS, OREGON 97601

DATE:                      JUNE 21, 1999

     This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Bank, a California corporation, and the above-borrower of even date.

================================================================================

SECTION 2 - CREDIT FACILITIES

     SECTION 2.1 - CREDIT LIMIT:


                                             Loans in a total amount at any time
                                             outstanding not to exceed the
                                             lesser of a total of Fifteen
                                             Million Dollars ($15,000,000) at
                                             any one time outstanding (the
                                             "Maximum Dollar Amount"), or the
                                             sum of (a) - (e) below:

                                         (a) Receivable Loans in an amount not
                                             to exceed 80% of the amount of
                                             Borrower's Eligible Wholesale
                                             Receivables (as defined in Section
                                             1 of the Agreement), plus

                                         (b) Advances in an amount not to exceed
                                             at any time three (3) times*
                                             recurring monthly Net Collections,
                                             based on a

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------

                                              trailing three (3) month moving
                                              average however, these Advances
                                              shall not exceed the lesser of:

                                              (1) Six Million Four Hundred
                                                  Thousand Dollars ($6,400,000)
                                                  with said amount to be
                                                  indefinitely reduced by
                                                  Fifty-Three Thousand Dollars
                                                  ($53,000) per month commencing
                                                  one month from the Closing
                                                  Date; or

                                              (2) Fifty percent (50%) of the
                                                  appraised fair market value of
                                                  the Real Property securing
                                                  Borrower's Obligations to
                                                  Coast, with said appraised
                                                  fair market value to be
                                                  determined by an appraiser
                                                  acceptable to Coast in its
                                                  sole and absolute discretion;
                                                  or

                                              (3) Three (3) times annualized
                                                  EBITDA, based on a trailing 3
                                                  month moving average;

                                              provided, however, Coast shall
                                              have the right, at its sole
                                              discretion to reduce the multiple
                                              in section (b) in the event that
                                              one month's Gross Collections,
                                              decline by more than 25% from the
                                              previous month's Gross
                                              Collections, plus

                                              [* Commencing six months after the
                                              Closing Date, the multiple of 3
                                              shall reduce by .1 per month until
                                              the multiple reaches 1]

                                          (c) Inventory Loans in an amount not
                                              to exceed the lesser of:

                                              (1) Three Million Dollars
                                                  ($3,000,000), or

                                              (2) 25% of the value of Borrower's
                                                  "Freeze Dried Algae" Eligible
                                                  Inventory that has been
                                                  processed within the previous
                                                  30 months, [calculated at the
                                                  lower of cost or market value
                                                  and determined on a first-in,
                                                  first-out basis], plus

                                              (3) 40% of the value of Borrower's
                                                  "Pet Quality Algae" Eligible
                                                  Inventory, [calculated at the
                                                  lower of cost or market value
                                                  and determined on a first-in,
                                                  first-out basis], plus

                                              (4) 35% of the value of Borrower's
                                                  "Bulk Capsules and Tablet"
                                                  Eligible Inventory,
                                                  [calculated at the lower of
                                                  cost or market value and
                                                  determined on a first-in,
                                                  first-out basis], plus

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


                                              (5) 55% of the value of Borrower's
                                                  finished goods Eligible
                                                  Inventory located in the
                                                  United States, [calculated at
                                                  the lower of cost or market
                                                  value and determined on a
                                                  first-in, first-out basis],
                                                  plus

                                                  Provided, however, Coast shall
                                                  have the right to blend or
                                                  adjust any of the above
                                                  advance rates against Eligible
                                                  Inventory from time to time in
                                                  its sole and absolute
                                                  discretion at any time.

                                          (d) Term Loan in the original
                                              principal amount not to exceed
                                              the lesser of:

                                              (1) Two Million Four Hundred
                                                  Thousand Dollars ($2,400,000);
                                                  or

                                              (2) Eighty percent (80%) of the
                                                  appraised auction value of
                                                  Borrower's existing Equipment,
                                                  with said auction value to be
                                                  determined by an appraiser
                                                  acceptable to Coast in its
                                                  sole and absolute discretion.

                                                  The Term Loan will be
                                                  repayable in sixty (60) equal
                                                  monthly installments of
                                                  principal, commencing one (1)
                                                  month after the Closing Date,
                                                  plus

                                          (e) Equipment Acquisition Loans, to be
                                              drawn within eighteen (18) months
                                              from the Closing Date, in minimum
                                              advances of One Hundred Thousand
                                              Dollars ($100,000) in a total
                                              amount not to exceed the lesser
                                              of:

                                              (1) Two Million Dollars
                                                  ($2,000,000); or

                                              (2) Seventy percent (70%) of the
                                                  cost of new Equipment acquired
                                                  by Borrower (after subtracting
                                                  taxes and installation
                                                  charges).

                                              The Equipment Acquisition Loans
                                              will be repayable in sixty (60)
                                              monthly installments of principal
                                              and interest. Borrower's ability
                                              to obtain these Equipment
                                              Acquisition Loans is subject to
                                              Borrower's maintenance of a Debt
                                              Service Coverage Ratio of at least
                                              1.25 to 1.00 for a trailing three
                                              (3) month period, to be determined
                                              by Coast in its sole discretion.

================================================================================

SECTION 3 - INTEREST AND FEES

     SECTION 3.1 - INTEREST RATE:       The Interest Rate on the Receivable
                                        Loans, Advances and the Inventory Loan
                                        will be a rate equal to the Prime Rate
                                        plus 2.5%

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


                                        per annum, calculated on the basis of a
                                        360-day year for the actual number of
                                        days elapsed. The Interest Rate on the
                                        Term Loans and the Equipment Acquisition
                                        Loans will be a rate equal to the Prime
                                        Rate plus 2.75% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on any Loans in any month be less than 9% per annum.

     SECTION 3.1 - MINIMUM MONTHLY
                   INTEREST:            An amount equal to the interest that
                                        would have accrued had the daily
                                        aggregate outstanding balance of all
                                        Loans been equal to forty percent (40%)
                                        of the Maximum Dollar Amount.

     SECTION 3.2 - LOAN FEE:            3% of the Maximum Dollar Amount payable
                                        on the Closing Date with an additional
                                        .50% of the Maximum Dollar Amount to be
                                        paid on each yearly anniversary of the
                                        Closing Date, thereafter with all said
                                        fees to be fully earned on the Closing
                                        Date. The fees payable pursuant to this
                                        provision will survive notwithstanding
                                        an Early Termination of this Agreement
                                        pursuant to Section 9.2 of this
                                        Agreement.

     SECTION 9.1 - RENEWAL FEE:         One-half percent (.50%) of the Maximum
                                        Dollar Amount per year.

     SECTION 9.2 - EARLY TERMINATION
                   FEE: An amount equal to five percent (5%) of the Maximum Dollar Amount (as defined in the Schedule), if termination occurs on or before the first anniversary of the effective date of this Agreement; four percent (4%) of the Maximum Dollar Amount, if termination occurs after the first anniversary and on or before the second anniversary of the effective date of this Agreement; and three percent (3%) of the Maximum Dollar Amount, if termination occurs after the second anniversary and before the Maturity Date.

================================================================================

SECTION 5 - CONDITIONS PRECEDENT

     SECTION 5.2 - MINIMUM
                   AVAILABILITY:        $500,000

     SECTION 5.14 - OTHER DOCUMENTS
                    AND AGREEMENTS:     1. Joint and Several Borrower Rider;

                                        2. Continuing Guaranty of Daryl J.
                                           Kollman;

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


                                        3. Continuing Guaranty of Marta C.
                                           Kollman;

                                        4. Continuing Guaranty of Klamath;

                                        5. Continuing Guaranty of Humascan;

                                        6. UCC-1 financing statements, fixture
                                           filings and termination statements;

                                        7. Security Agreements (including those
                                           covering copyrights, patents and
                                           trademarks);

                                        8. Secured Term Promissory Note (Term
                                           Loan);

                                        9. Secured Promissory Note (Equipment
                                           Acquisition Loans);

                                       10. Deeds of Trust on the Real Property
                                           (and related documentation);

                                       11. Landlord Waivers;

                                       12. Opinion of Borrower's, Guarantors',
                                           Klamath's and Humascan's Counsel;

                                       13. Debt Subordination Agreement from
                                           the Internal Revenue Service with
                                           respect to Daryl J. Kollman, Marta C.
                                           Kollman and Borrower;

                                       14. Blocked Account Agreements;

                                       15. Certificates of Title reflecting
                                           Coast's lien on vehicles; and

                                       16. Intercreditor Agreement from The
                                           Nature Conservancy.

                                       17. Subordination Agreement from Daryl
                                           J. Kollman and Marta C. Kollman
                                           respecting real property located at
                                           1340, 1350 and 1360 S. 6th Street,
                                           Klamath Falls, Oregon;

                                       18. Collateral Assignment of Lease with
                                           respect to canal lease;

                                       19. Collateral Assignment of License
                                           with respect to canal license;

                                       20. Consent to Assignment of License
                                           with respect to canal license; and

                                       21. Bailee letters from processors.

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 6.2 - PRIOR NAMES OF
                   BORROWER:                   None.

     SECTION 6.2 - PRIOR TRADE NAMES
                   OF BORROWER:                None.

     SECTION 6.2 - EXISTING TRADE NAMES
                   OF BORROWER:                Cell Tech.

     SECTION 6.3 - OTHER LOCATIONS AND
                   ADDRESSES:                  To be provided by Borrower.

     SECTION 6.10 - MATERIAL ADVERSE
                    LITIGATION:                To be provided by Borrower.

     SECTION 6.10 - FUTURE CLAIMS AND
                    LITIGATION:                Borrower will promptly inform
                                               Coast in writing of any claim,
                                               proceeding, litigation or
                                               investigation in the future
                                               threatened or instituted by or
                                               against Borrower involving any
                                               single claim of One Hundred
                                               Thousand Dollars ($100,000) or
                                               more.

================================================================================

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

     SECTION 8.1 - OTHER PROVISIONS:           Borrower's ongoing Tangible Net
                                               Worth shall be no less than
                                               Twenty Seven Million Dollars
                                               ($27,000,000) at any time
                                               provided, however, that this
                                               amount will be increased
                                               quarterly in an amount equal to
                                               80% of Borrower's net profit
                                               after tax.

                                               Coast agrees to temporarily waive
                                               for a period of 120 days
                                               commencing on the Closing Date,
                                               the operation of the EBITDA
                                               lender imposed against Advances
                                               on recurring monthly Net
                                               Collections, as described in
                                               Section 2.1 of this Schedule,
                                               provided, however, that if at the
                                               end of said period Borrower is
                                               not in compliance with said
                                               EBITDA lender, Coast will be
                                               entitled to (i) declare an Event
                                               of Default, and (ii)
                                               retroactively to the Closing
                                               Date, increase the interest rate
                                               applicable to the Obligations by
                                               an additional three percent (3%).

     SECTION 8.2 - INSURANCE:                  Subject to the limitations set
                                               forth in Section 8.2 of the
                                               Agreement, Coast shall release to
                                               Borrower insurance proceeds with
                                               respect to Equipment totaling
                                               less than Fifty Thousand Dollars
                                               ($50,000).

     SECTION 8.3 - REPORTING:                  Borrower shall provide Coast with
                                               the following:

                                               1. Monthly Receivable agings of
                                                  wholesale customers, aged by
                                                  invoice date, within ten (10)
                                                  days after the end of each
                                                  month.

                                               2. Monthly accounts payable
                                                  agings, aged by invoice date,
                                                  and outstanding or held check
                                                  registers within ten (10) days
                                                  after the end of each month.

Coast Business Credit                    Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------


                                               3. Monthly perpetual inventory
                                                  reports for the Inventory
                                                  valued on a first-in,
                                                  first-out basis at the lower
                                                  of cost or market (in
                                                  accordance with GAAP), monthly
                                                  reports for the Inventory
                                                  which includes information by
                                                  category and location, and
                                                  such other inventory reports
                                                  as are reasonably requested by
                                                  Coast, all within ten (10)
                                                  days after the end of each
                                                  month.

                                               4. Monthly internally prepared
                                                  financial statements, as soon
                                                  as available, and in any event
                                                  within thirty (30) days after
                                                  the end of each month.

                                               5. Quarterly internally prepared
                                                  financial statements, as soon
                                                  as available, and in any event
                                                  within forty-five (45) days
                                                  after the end of each fiscal
                                                  quarter of Borrower.

                                               6. Quarterly customer lists,
                                                  including customer name,
                                                  address, and phone number.

                                               7. Annual financial statements,
                                                  as soon as available, and in
                                                  any event within ninety (90)
                                                  days following the end of
                                                  Borrower's fiscal year,
                                                  containing the unqualified
                                                  opinion of, and certified by,
                                                  an independent certified
                                                  public accountant acceptable
                                                  to Coast.

                                               8. Ongoing proof that income
                                                  taxes payable by Borrower,
                                                  Guarantors and Borrower's
                                                  shareholders are being paid
                                                  quarterly, in form and
                                                  substance acceptable to Coast
                                                  in its sole and absolute
                                                  discretion.

                                               9. Annual updated financial
                                                  statements of Guarantors, in
                                                  form and substance acceptable
                                                  to Coast in its sole and
                                                  absolute discretion.

     SECTION 8.5 - NEGATIVE COVENANTS
                   (ACQUIRED ASSETS):             Fifty Thousand Dollars
                                                  ($50,000).

================================================================================

SECTION 9 - TERM

     SECTION 9.1 - MATURITY DATE:                 The last Business Day of the
                                                  month three (3) years from the
                                                  Closing Date, subject to
                                                  automatic renewal as provided
                                                  in Section 9.1 of the
                                                  Agreement, and early
                                                  termination as provided in
                                                  Section 9.2 of the Agreement.

                                  SCHEDULE 6.10


The New Algae Company v. Thorson (defamation and trade liable)

The New Algae Company v. Class Development, Inc. (declaratory relief)

Oregon Freeze Dry, Inc. v. The New Algae Company (breach of contract with counterclaims by The New Algae Company against Oregon Freeze Dry)

Oberski, et al. v. Cell Tech

                                  SCHEDULE 6.3

1400 South Sixth Street
1410 South Sixt Street
2977 Century Court
106 Southtown
1300 Main Street
537 Northern Heights & Vacant Lots
803 Main Street
662 Spring Street/254 Market Street
1335 Klamath Avenue
661 Spring Street/254 Market Street
1340 South Sixth Street
1350 South Sixth Street
1360 South Sixth Street
Vancant Lot by OIT
Pape Lot
1010 Pine Street
7869 Short Road